Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated May 27, 2022 with respect to our audits of the financial statements of MamaMancini’s Holdings, Inc. as of January 31, 2022 and 2021, and for the years then ended.

We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Rosenberg Rich Baker Berman P.A.

Somerset, New Jersey

March 28, 2023